EXHIBIT 10.10
                              CERTIFICATE OF TRUST

     This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) and sets forth the following:

1.   The name of the business trust is FIRSTMARK PARTNERS.

2.   FIRSTMARK PARTNERS will become, within one hundred eighty (180) days
     following      the issuance of beneficial interests, a registered
     investment company under the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et. seq.) and shall have and maintain the following registered office and registered agent for service of process:

     The Corporation Trust Co.     1209 Orange Street
                                   Wilmington, Delaware 19801,
                                   located in New Castle County,
                                   Delaware

3.   The following persons shall serve as all of the Trustees of FIRSTMARK
PARTNERS:

     Mark Baumann                  808 South 74th Plaza - Suite 113
                                   Omaha, Nebraska 68114
     Jane A. Baumann               808 South 74th Plaza - Suite 113
                                   Omaha, Nebraska 68114
     Gary L. Teel                  8305 Parker Court
                                   Omaha, Nebraska 68114
     John R. Wingender, Jr., Ph.D. 2121 La Platte Road
                                   Bellevue, Nebraska 68123
     Robin R. Richardson, CPA, CFP Richardson & Associates, P.C.
                                   1716 North 120th Street
                                   Omaha, Nebraska 68154

     We, the undersigned, in order to form a business trust under the laws of the State of Delaware, hereby make and file this Certificate of Trust.

     Dated this 4th day of November, 1998.

/s/ Mark Baumann                        /s/ Jane A. Baumann
MARK BAUMANN, Trustee                   JANE A. BAUMANN, Trustee

/s/ Gary L. Teel                        /s/ John R. Wingender, Jr.
GARY L. TEEL, Trustee                   JOHN R. WINGENDER, JR., Ph.D., Trustee

/s/ Robin R. Richardson
ROBIN R. RICHARDSON, CPA, CFP, Trustee
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